                                                                Exhibit (h)(8)




                                 THE GALAXY FUND

                            ADMINISTRATION AGREEMENT
                                 Amendment No. 7


                                                        As of ____________, 2000

PFPC Inc.
4400 Computer Drive
Westborough, Massachusetts  01581

Dear Sirs:

                  This letter is to confirm that the undersigned, The Galaxy Fund (the "Trust"), a Massachusetts business trust, has agreed that the Administration Agreement between the Trust and PFPC, Inc. ("PFPC") (formerly known as First Data Investor Services Group, Inc.) dated as of June 1, 1997 (the "Agreement") is herewith amended to provide that PFPC shall be the administrator for the Trust's Institutional Money Market Fund, Institutional Treasury Money Market Fund, Florida Municipal Bond Fund, Intermediate Tax-Exempt Bond Fund, Connecticut Intermediate Municipal Bond Fund, Massachusetts Intermediate Municipal Bond Fund and Growth Fund II.

                  If the foregoing is in accordance with your understanding, will you so indicate by signing and returning to us the enclosed copy hereof.


                                                       Very truly yours,

                                                       THE GALAXY FUND


                                                       By:_____________________
                                                       Name:  John T. O'Neill
                                                       Title: President

Accepted:

PFPC, INC.


By:________________________
Name:
Title: